Exhibit 4.3

THESE WARRANTS WILL BE VOID IF NOT EXERCISED PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE WARRANT AGREEMENT (AS DEFINED ON THE REVERSE HEREOF)) FAIRPOINT COMMUNICATIONS, INC. WARRANT CERTIFICATE This Warrant Certificate (“Warrant Certificate”) certifies that or its registered assigns is the registered holder of the number of Warrants (the “Warrants”) set forth above to purchase shares (the “Shares”) of common stock, par value $0.01 per share (the “Common Stock”), of FairPoint Communications, Inc., a Delaware corporation (the “Company”). Each Warrant expires at 5:00 p.m., New York City Time, on the Expiration Date and entitles the holder, upon proper exercise and payment of the applicable exercise price (the “Exercise Price”), to receive from the Company, as adjusted and provided in the Warrant Agreement, one fully paid and non-assessable Share at the Exercise Price. All capitalized terms used in this Warrant Certificate but not defined on either side herein shall have the meanings given in the Warrant Agreement. The initial Exercise Price shall be $48.81. The Exercise Price and the number of Shares issuable upon the exercise of each Warrant are subject to adjustment upon the occurrence of certain events as set forth in the Warrant Agreement. The amount payable for the Shares shall be the Exercise Price multiplied by the number of Shares in respect of which any Warrants are being exercised (the “aggregate Exercise Price”), payable to the order of the Company either by certified or official bank or bank cashier’s check, or by wire transfer in immediately available funds to an account of the Warrant Agent specified in writing by the Warrant Agent for such purpose, no later than 5:00 p.m., New York City time, on the business day immediately prior to the settlement date, which settlement date is three business days after a Warrant Exercise Notice (as defined on the reverse hereof) is delivered (the “Settlement Date”). In lieu of paying the aggregate Exercise Price as set forth in the preceding paragraph, subject to the provisions of the Warrant Agreement, the holder of the Warrants shall have the right to exercise the Warrants by instructing the Company to withhold from issuance a number of Shares issuable upon exercise of the Warrants (a “Cashless Exercise”) which when multiplied by the Market Price of the Common Stock is equal to the aggregate Exercise Price for the number of Shares for which the Warrants are being exercised (assuming the Exercise Price for all such Shares was being paid in cash), and such withheld Shares shall no longer be issuable under the Warrants. To the extent that any provision hereof conflicts with any provision of the Warrant Agreement, the provision in the Warrant Agreement shall control. No Warrants may be exercised prior to the date of the Warrant Agreement or after the Expiration Date. After the Expiration Date, the Warrants will become wholly void and of no value. REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS WARRANT CERTIFICATE SET FORTH ON THE REVERSE HEREOF. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE. This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent. This Warrant Certificate shall be governed and construed in accordance with the internal laws of the State of New York, including New York General Obligations Law § 5-1401. IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be executed by its duly authorized officer. Dated: WA R R A N T S CUSIP 305560 11 2 FAIRPOINT COMMUNICATIONS, INC. INCORPORATED IIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIIII DELAWARE SEAL COUNTERSIGNED AND REGISTERED: THE BANK OF NEW YORK MELLON AS WARRANT AGENT BY: AUTHORIZED SIGNATURE Executive Vice President, General Counsel and Secretary Vice President and Treasurer FAIRPOINT COMMUNICATIONS, INC. By: FRPW NUMBER AMERICAN BANK NOTE COMPANY.